UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 15 , 2005
VIRAGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 S.W. 78th Avenue, Suite 100, Plantation, Florida	33324

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 954-233-8746

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation
Item 8.01. Other Information
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Form of Securities Purchase Agreement
Form of Amortizing, Convertible Debentures
Form of Common Stock Purchase Warrant
Form of Registration Rights Agreement
Form of Amendment Agreement
Press Release dated September 15, 2005

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation.
Item 8.01. Other Information.
Securities Purchase Agreement
          On September 15, 2005 Viragen, Inc. entered into a securities purchase agreement (the “Purchase Agreement”) under which Viragen sold its convertible, amortizing debentures (the “Debentures”) and common stock purchase warrants (the “Warrants”) to four institutional investors under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder, including Rule 506 of Regulation D.
          Under the Purchase Agreement, we sold the investors Debentures in the aggregate principal amount of $2,000,000 for a purchase price of $1,430,000, after giving effect to an original issue discount in the amount of $570,000. The Debentures are convertible at a conversion price of $1.05 per share, subject to adjustment, including in the event that Viragen subsequently issues securities at less than the conversion price then in effect. The Debentures provide for amortization in 32 equal monthly installments of principal, commencing on January 1, 2006. Monthly amortization payments may be made by the Company in cash or in shares of its common stock at a 5% discount to market price (computed by reference to the volume weighted average price of Viragen’s common stock during the five trading day period immediately preceding the amortization due date). Viragen has the right to require the Debenture holders to convert their Debentures in the event that the volume weighted average price of Viragen common stock exceeds $2.00 per share for 30 consecutive trading days, the resale of the shares issuable upon conversion of the Debentures are covered by an effective registration statement, and certain other conditions are met.
          In connection with the Purchase Agreement, Viragen also issued common stock purchase warrants to the investors to purchase 952,381 shares of its common stock, exercisable for three years at an exercise price of $1.25 per share. Subject to certain conditions, Viragen has the right to call the Warrants if the volume weighted average price for Viragen common stock exceeds 250% of the prevailing exercise price of the Warrants for 20 consecutive trading days.
          Viragen has agreed to file a registration statement with the Securities and Exchange Commission registering the shares of its common stock issuable upon conversion or exercise of the Debentures and Warrants, respectively, not later than 45 days following closing of the Purchase Agreement, and to use its best efforts to cause the registration statement to be declared effective by the SEC within 90 days following the closing date. If Viragen fails to meet either or both of these deadlines, or if it fails to deliver unlegended shares to the investors as and when required, Viragen is subject to the payment of liquidated damages, in cash or shares of our common stock, at the option of the investor.
          Conversion of the Debentures and exercise of the Warrants is subject to a 4.9% cap on the beneficial ownership that each investor may have at any point in time while the Debentures and Warrants are outstanding.

          In connection with the Purchase Agreement, Viragen agreed to pay HPC Capital Management, as placement agent, a cash commission equal to $200,000.
Amendments to Agreements with Note Holders
          As a condition precedent to consummation of the sale of the Debentures and Warrants, the Company entered into agreements with each of the eight holders of its convertible promissory notes due 2006 (the “2006 Notes”) in the aggregate principal amount of $20 million to:
•	extend the maturity date of the 2006 Notes from March 31, 2006 to August 31, 2008;

•	provide for mandatory conversion of the 2006 Notes if the volume weighted average price for the Company’s common stock exceeds $2.00 per share for 30 consecutive trading days;

•	amend the adjustment provisions of the 2006 Notes and the warrants issued in connection therewith to provide for “full ratchet” rather than “weighted average” adjustments in the event that the Company issues securities in the future (other than an “exempt issuance” as defined in the 2006 Notes) for a price of less than the then current conversion price of the 2006 Notes or 119% of the then current exercise price of the warrants, as the case may be;

•	expand the definition of “exempt issuance” under the 2006 Notes and related warrants to exclude from the adjustment provisions of the 2006 Notes and related warrants, the Company’s issuance of shares (a) in a firm commitment public offering by a reputable underwriter, (b) under equity compensation plans approved by a majority of the Company’s independent directors or a majority of the non-employee members of a committee of the board, (c) in connection with any future acquisition of the minority interest in Viragen International Inc. and (d) in connection with strategic transactions not undertaken with the primary purpose of raising capital.
          In view of the provisions of the amended agreements with holders of the 2006 Notes and the $1.05 conversion price of the Debentures, the conversion price and exercise price of the 2006 Notes and related common stock purchase warrants were reduced to $1.05 and $1.25 per share, respectively.
Meeting of Stockholders
          In furtherance of the Securities Purchase Agreement dated September 15, 2005 and the requirements of the American Stock Exchange, the Company intends to call a special meeting of its stockholders to consider:
•	An amendment to the Company’s certificate of incorporation to increase the number of shares of common stock that the Company is authorized to issue from 100 million shares to 250 million shares; and

•	Approval of the Purchase Agreement and the possible issuance at less than market value of more than 20% of Viragen’s outstanding common stock pursuant thereto.

The purpose of increasing the number of shares of common stock that Viragen is authorized to issue is to provide for (a) a sufficient number of otherwise unreserved shares in the event that all of the Debentures, Warrants, 2006 Notes and related warrants are converted and/or exercised by their holders (the “Holders”) and (b) authorized but unissued shares for future issuance for valid corporate purposes. The Amendment Agreements with the holders of the 2006 Notes provide that until such time as stockholder approval is obtained, Viragen’s available shares will be reserved and allocated among the Holders on a pro-rata basis.
          On September 15, 2005, Viragen issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.
10.1	Form of Securities Purchase Agreement dated September 15, 2005 relating to the sale of Amortizing, Convertible Debentures in the aggregate principal amount of $2,000,000

10.2	Form of Amortizing, Convertible Debentures in the aggregate principal amount of $2,000,000

10.3	Form of Common Stock Purchase Warrant issuable to purchasers of Amortizing, Convertible Debentures in the aggregate principal amount of $2,000,000

10.4	Form of Registration Rights Agreement to be entered into with purchasers of Amortizing, Convertible Debentures in the aggregate principal amount of $2,000,000

10.5	Form of Amendment Agreement with holders of the Company’s Convertible Promissory Notes due 2006 in the aggregate principal amount of $20,000,000

99.1	Press release dated September 15, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: September 15, 2005	By:	/s/ Dennis W. Healey

Dennis W. Healey Executive Vice President